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                           CONVEX COMPUTER CORPORATION

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CONVEX COMPUTER CORPORATION ("Convex"), a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated _______ __, 1995, and hereby appoints Robert J. Paluck and Philip N. Cardman, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of CONVEX COMPUTER CORPORATION to be held on December __, 1995, at 10 a.m., local time, at UTD Conference Center
Auditorium, 2601 North Floyd Road, Richardson, Texas 75080, and at any adjournments or postponements thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND APPROVAL OF THE MERGER AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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                           CONVEX COMPUTER CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") by and among Hewlett-Packard Company, Gemini Project Corporation and Convex, dated September 21, 1995, and to approve all transactions contemplated by the Merger Agreement.

                      For            Withheld           Abstain
                      [ ]               [ ]               [ ]

2. To vote or otherwise represent the shares on any and all other business which may properly come before the meeting or any adjournments or postponements thereof, according to their discretion.


                                    Authority
                             Granted         Withheld
                               [ ]              [ ]


Please sign exactly as name appears on your stock certificate. If the stock is held by joint tenants or as community property, both should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

Dated:                             , 1995
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Signature


Dated:                             , 1995
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Signature